AMENDED EXHIBIT A TO DISTRIBUTION AGREEMENT BETWEEN

OLD MUTUAL ADVISOR FUNDS AND OLD MUTUAL INVESTMENT PARTNERS

DATED SEPTEMBER 7, 2004

AS AMENDED NOVEMBER 19, 2007

Old Mutual Asset Allocation Conservative Portfolio

Old Mutual Asset Allocation Balanced Portfolio

Old Mutual Asset Allocation Moderate Growth Portfolio

Old Mutual Asset Allocation Growth Portfolio

Old Mutual Copper Rock Emerging Growth Fund

Old Mutual Analytic Defensive Equity Fund

Old Mutual Clay Finlay China Fund

Old Mutual Clay Finlay Emerging Markets Fund

Old Mutual International Equity Fund

Old Mutual Analytic Global Defensive Equity Fund

Old Mutual VA Asset Allocation Conservative Portfolio

Old Mutual VA Asset Allocation Balanced Portfolio

Old Mutual VA Asset Allocation Moderate Growth Portfolio

Old Mutual VA Asset Allocation Growth Portfolio

Old Mutual Analytic VA Defensive Equity Portfolio

Old Mutual Analytic VA Global Defensive Equity Portfolio

Old Mutual International Bond Fund

Old Mutual Provident Mid-Cap Growth Fund

OLD MUTUAL ADVISOR FUNDS	OLD MUTUAL INVESTMENT PARTNERS

By: /s/ Julian F. Sluyters	By: /s/ Mark E. Black

Name: Julian F. Sluyters	Name: Mark E. Black

Title: President	Title: Chief Financial Officer